Exhibit 10.2

TECHTARGET, INC.

RESTRICTED STOCK UNIT AGREEMENT

TechTarget, Inc., a Delaware corporation (the “Company”), hereby grants the following restricted stock units pursuant to its 2017 Stock Option and Incentive Plan and subject to the terms and conditions attached hereto and incorporated herein by reference.

NOTICE OF GRANT

Name of recipient (the “Participant”):
Grant Date:
Number of Restricted Stock Units (“RSUs”) granted:
Vesting Start Date:

Vesting Schedule:

Vesting Date	Number of Shares that Vest on Vesting Date
1/3rd
1/3rd
1/3rd
All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

TECHTARGET, INC.

By:
Signature of Participant	Name: Charles D. Rennick
Title: Vice President & General Counsel

Street Address

City/State/Zip Code

TECHTARGET, INC.

RESTRICTED STOCK UNIT AGREEMENT

INCORPORATED TERMS AND CONDITIONS

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Award of Restricted Stock Units.

In consideration of services rendered and to be rendered to the Company or any of its subsidiaries or other affiliates, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2017 Stock Option and Incentive Plan (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.

2.	Vesting.

The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”).  Upon the vesting of the RSUs, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7. The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date.

3.	Forfeiture of Unvested RSUs Upon Cessation of Service.

In the event that the Participant ceases to be an employee, director or officer of, or consultant or advisor to, the Company or its applicable subsidiary or affiliate, as applicable, the employees, officers, directors, consultants, or advisors of which are eligible to receive awards under the Plan (an “Eligible Participant”), for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation.  The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto.

4.	Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.	Rights as a Shareholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

6.	Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which can be obtained by the Participant by emailing legal@techtarget.com. The Participant hereby acknowledges and agrees to be bound by all the terms and provisions of the Plan.

7.	Tax Matters.

(a)Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended, is available with respect to RSUs.

(b)Withholding.  The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. The Company shall withhold shares of Company common stock to be issued pursuant to the issuance of Shares pursuant to the vesting of the RSUs with an aggregate fair market value as of the date of withholding that would satisfy the withholding amount due. The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

8.	Miscellaneous.

(a)Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan.  All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Participant.

(b)No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued status as an Eligible Participant, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company or any subsidiary or other affiliate of the Company.

(c)Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder (“Section 409A”).  The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.

(d)Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

(e)Change in Control. In the event of Change in Control Event (as defined in the Plan), the provisions of Section 11(c)(3) of the Plan shall govern the RSUs granted under this Agreement.

(f)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Compensation Committee of the Board of Directors of the Company.

(h)Notice. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided.  Each notice shall be deemed to have been given on the date it is received.  Each notice to the Company shall be addressed to it at its office at 275 Grove St. Newton, MA 02466 Attn:  General Counsel. Each notice to the Participant shall be addressed to the Participant at the Participant’s address provided on the Notice of Grant.

(i)Governing Law; Dispute Resolution. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.